SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CoTherix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3513144
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

5000 Shoreline Court, Suite 101, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the

registration of a class of securities

pursuant to Section 12(b) of the

Exchange Act and is effective

pursuant to General Instruction

A.(c), please check the following box.  ☐

If this form relates to the

registration of a class of securities

pursuant to Section 12(g) of the

Exchange Act and is effective

pursuant to General Instruction

A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:	333-113521
(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-113521, as amended, initially filed with the Securities and Exchange Commission on March 11, 2003 (the “Registration Statement”), and is incorporated herein by reference.

Item 2.	Exhibits.

3.1	*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.

3.2	*	Amended and Restated Certificate of Incorporation of the Registrant prior to the effectiveness of the Registration Statement.

3.3	*	Bylaws of the Registrant, as currently in effect.

3.4	*	Amended and Restated Bylaws to take effect upon the closing of the offering made under the Registration Statement.

3.5	*	Amended and Restated Certificate of Incorporation of the Registrant to take effect upon the closing of the offering made under the Registration Statement.

4.1	*	Specimen Common Stock Certificate.

10.7	*	Amended and Restated Investor Rights’ Agreement, dated October 8, 2003.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COTHERIX, INC. (REGISTRANT)

Date: June 10, 2004	By:	/S/ DONALD J. SANTEL Donald J. Santel President, Chief Operating Officer, Secretary and Director